UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                     Other Events.

On March 4, 2022, The William Carter Company, a wholly-owned subsidiary of Carter’s, Inc. (the “Company”), issued a notice of redemption to redeem all of its 5.500% Senior Notes due 2025 (the “2025 Notes”) on April 4, 2022 (the “Redemption Date”). The redemption is being made pursuant to the terms of the indenture, dated as of May 11, 2020, by and among The William Carter Company, the Company, the other guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Indenture”), at a redemption price equal to 100.0% of the principal amount of the 2025 Notes redeemed, plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to, but excluding, the Redemption Date.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2022	CARTER’S, INC.

		By:	/s/ Scott Duggan
		Name:	Scott Duggan
		Title:	Senior Vice President, General Counsel and Secretary